Exhibit 5.1

                            MOORE & VAN ALLEN, PLLC
                                ATTORNEYS AT LAW

                        ONE HANNOVER SQUARE, SUITE 1700   TELEPHONE 919-828-4481
                             POST OFFICE BOX 26507        FACSIMILE 919-828-4254
                         RALEIGH, NORTH CAROLINA 27611



                                  May 30, 1997


Wandel & Goltermann Technologies, Inc.
1030 Swabia Court
Research Triangle Park, NC  27709-3585

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Wandel & Goltermann Technologies, Inc., a North Carolina corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of an aggregate of 400,000 shares of the Company's common stock, par value $0.01 per share, which are reserved for issuance under the Company's Omnibus Stock Plan, and an aggregate of 100,000 shares (collectively with those reserved under the Company's Omnibus Stock Plan, the "Shares") of the Company's common stock, par value $0.01 per share, which are reserved for issuance under the Company's Employee Stock Purchase Plan (collectively the "Plans").

         As counsel for the Company, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the issuance and sale of the Shares under the Plans. Further, in connection with the Registration Statement, we have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials and other documents as we have deemed relevant and appropriate as the basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all original documents submitted to us, the conformity to the originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

         Based upon such examination, and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the Shares have been duly and validly authorized and, when issued as contemplated by the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Moore & Van Allen, PLLC

                                                     MOORE & VAN ALLEN, PLLC



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